AMENDMENT NO. 4 TO PARTICIPATION AGREEMENT

This amendment (the “Agreement”) made and entered into this 11th day of August, 2014, to the Participation Agreement by and among TRANSAMERICA LIFE INSURANCE COMPANY (the “Company”), on its own behalf and on behalf of each segregated account (the “Account”) of the Company, DEUTSCHE VARIABLE SERIES I, DEUTSCHE VARIABLE SERIES II, and DEUTSCHE INVESTMENTS VIT FUNDS (a “Fund”), DeAWM DISTRIBUTORS, INC. (the “Underwriter”) and DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC. (the “Adviser”) (collectively, the “Parties”).

WHEREAS, the parties desire to further amend the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1.	Any reference to DWS Variable Series I is hereby deleted in its entirety and replaced with Deutsche Variable Series I.

2.	Any reference to DWS Variable Series II is hereby deleted in its entirety and replaced with Deutsche Variable Series II.

3.	Any reference to DWS Investments VIT Funds is hereby deleted in its entirety and replaced with Deutsche Investments VIT Funds.

4.	Any reference to DWS Investments Distributors, Inc. is hereby deleted in its entirety and replaced with DeAWM Distributors, Inc.

5.	Schedule B of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule B.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.  Unless otherwise specified, all defined terms shall have the same meaning given to them in the Agreement.

Effective Date: August 11, 2014

TRANSAMERICA LIFE INSURANCE COMPANY By: /s/ John Mallett Name: John Mallett Title: Vice President	DEUTSCHE INVESTMENTS VIT FUNDS By: /s/ John Millette Name: John Millette Title: Vice President & Secretary
DeAWM DISTRIBUTORS, INC. By: /s/ Robert Kendall Name: Robert Kendall Title: Head of Retail Distribution By: /s/ Christine Rosner Name: Christine Rosner Title: Managing Director	DEUTSCHE INVESTMENT MANAGEMENT AMERICAS INC. By: /s/ Christine Rosner Name: Christine Rosner Title: Managing Director By: /s/ John Millette Name: John Millette Title: Director
DEUTSCHE VARIABLE SERIES II By: /s/ John Millette Name: John Millette Title: Vice President & Secretary	DEUTSCHE VARIABLE SERIES I By: /s/ John Millette Name: John Millette Title: Vice President & Secretary

Schedule B
Revised August 11, 2014

DESIGNATED PORTFOLIOS AND CLASSES THEREOF

Deutsche Variable Series I – Class A	Deutsche Variable Series II – Class A	Deutsche Investment VIT Funds – Class A
Deutsche Bond VIP	Deutsche Alternative Asset Allocation VIP	Deutsche Equity 500 Index VIP
Deutsche Capital Growth VIP	Deutsche Global Income Builder VIP	Deutsche Small Cap Index VIP
Deutsche Global Small Cap VIP	Deutsche Global Equity VIP
Deutsche Core Equity VIP	Deutsche Global Growth VIP
Deutsche International VIP	Deutsche Government & Agency Securities VIP
Deutsche High Income VIP
Deutsche Large Cap Value VIP
Deutsche Money Market VIP
Deutsche Small Mid Cap Growth VIP
Deutsche Small Mid Cap Value VIP
Deutsche Unconstrained Income VIP